Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc. Cynthia Clayton Vice President, Investor Relations and Corporate Communications 617-551-8207 Michael Mason Vice President, Finance and Treasurer 617-551-8327

Alnylam Pharmaceuticals Announces Proposed Public Offering of Common Stock

Cambridge, Mass., February 14, 2012 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, today announced the pricing of an underwritten registered public offering of 7,500,000 shares of its common stock at a public offering price of $10.75 per share. All of the shares are being sold by Alnylam. The offering is expected to close on February 21, 2012, subject to customary closing conditions.

J.P. Morgan Securities LLC is acting as sole book-running manager for the proposed offering. Leerink Swann LLC, Needham & Company, LLC, JMP Securities LLC, and Rodman & Renshaw, LLC, MLV & Co. LLC and Chardan Capital Markets, LLC are acting as co-managers for the offering. Alnylam is granting the underwriters a 30-day option to purchase up to 1,125,000 shares to cover overallotments, if any.

The securities described above are being offered by Alnylam pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. A preliminary prospectus supplement related to the offering has been filed with the SEC. Before you invest, you should read the prospectus and the related prospectus supplement and any other document Alnylam has filed with the SEC for more complete information about Alnylam and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, copies of the prospectus and the related prospectus supplement can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204).

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-PCS for the treatment of severe hypercholesterolemia, ALN-HPN for the treatment of refractory anemia, ALN-APC for the treatment of hemophilia, and ALN-TMP for the treatment of hemoglobinopathies. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in clinical development, including programs in advanced stages, on its own or with a partner by the end of 2015. Alnylam has additional partner-based programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection, ALN-VSP for the treatment of liver cancers, and ALN-HTT for the treatment of Huntington’s disease. The company’s leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, and Cubist. In addition, Alnylam and Isis co-founded Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics; Regulus has formed partnerships with GlaxoSmithKline and Sanofi. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for applications in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam’s VaxiRNA™ platform applies RNAi technology to improve the manufacturing processes for vaccines; GlaxoSmithKline is a collaborator in this effort. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts.

Alnylam Forward-Looking Statements

Statements in this release concerning Alnylam’s future expectations, plans and prospects, including Alnylam’s intention to publicly offer shares of its common stock, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to fluctuations in our stock price, those associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as those risks more fully discussed in the “Risk Factors” section of Alnylam’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing Alnylam’s views as of any subsequent date. Alnylam disclaims any obligation to update any forward-looking statements.